Exhibit 10.27

                               AMENDMENT 2003-1 TO
                        SUPPLEMENTAL RETIREMENT AGREEMENT

      This Amendment 2003-1 to Supplemental Retirement Agreement (this "Amendment") is entered into by and between ___________ ("Employee") and Crompton Corporation, a Delaware corporation ("Corporation"), on ____________, 2003 with reference to the following facts:

      A. CK Witco Corporation, a Delaware corporation, and the Employee entered into a Supplemental Retirement Agreement (the "Agreement") as of ____________. CK Witco Corporation subsequently changed its name to Crompton Corporation, a Delaware corporation.

      B. The Agreement can be amended by written agreement executed by the parties to the Agreement and the parties now wish to make certain changes to the Agreement.

      C. Capitalized terms used in this Amendment have the same meaning set forth in the Agreement except where otherwise specified.

      NOW, THEREFORE, the parties agree as follows effective as of the date first written above:

1. Section 3(a) of the Agreement is amended in its entirety to read as follows:

            "(a) 'Actuarial Equivalent' shall mean an amount or benefit of equivalent value computed using the UP 1994 Mortality Table and an interest rate equal to the 10-year Moody's Aaa Municipal Bond Yield Average for the last full week immediately preceding the first day of the calendar year in which payments are to commence."

2. Section 9 of the Agreement is amended by the addition of the following paragraph (c) at the end thereof:

            "(c) Instead of receiving benefits in the form provided under
      Section 9(a) or 9(b) above, the Employee may elect to receive his benefits in either of the following alternative forms:

                  (1) a single lump sum in an amount equal to the Actuarial
            Equivalent of the benefit to which the Employee would otherwise be entitled hereunder payable in the normal form described in Section 9(a); or

                  (2) a lump sum equal to one half of the Actuarial Equivalent of the benefit to which the Employee would otherwise be entitled hereunder payable in the normal form described in Section 9(a) with the balance of the Employee's benefit payable in one of the forms of monthly benefit set forth in Section 9(a) as elected by the Employee.

      Any such alternative benefit form described in this Section 9(c) (an "Alternative Benefit Form") will be paid or commence to be paid to the Employee as soon as practicable following the date on which the Employee's benefit otherwise would be scheduled to commence (the "Benefit Commencement Date"). In order for the election of an Alternative Benefit Form to be effective, the election must be made in writing on forms provided by the Company and delivered to the Company on a date that is both: (1) at least six months prior to the Benefit Commencement Date; and
      (2) during a calendar year that precedes the calendar year in which the Benefit Commencement Date occurs. If the Employee should die prior to the date of payment of any lump sum benefits under an Alternative Benefit Form but after satisfying the requirements of this Section 9(c), any unpaid lump sum benefits will be paid to the Employee's beneficiary. If the Employee attempts to elect an Alternative Benefit Form, but such election does not satisfy the requirements of this Section 9(c), the Employee's benefit will be paid in the normal form provided under Section 9(a), unless the Employee makes an additional election of one of the other forms set forth in Section 9(a) or 9(b) in accordance with the provisions of those sections."

3. Except as amended hereby, the Agreement will remain in full force and effect.

4. This Amendment may be executed in two counterpart copies of the entire document, each of which may be executed by one of the parties, but all of which, when taken together, will constitute a single agreement binding upon both of the parties.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                      "EMPLOYEE"


                                      ---------------------------------
                                      [Employee]

                                      CROMPTON CORPORATION

                                      By:
                                              ----------------------------------
                                      Name:
                                              ----------------------------------
                                      Title:
                                              ----------------------------------